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                                                                   EXHIBIT 10.31

                            FORM OF STANDSTILL AGREEMENT
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          This Standstill Agreement, dated February [_], 2000 (the "Agreement"), is entered into by and between PETsMART.com, Inc., a Delaware corporation ("PETsMART.com") and PETsMART, Inc., a Delaware corporation ("PETsMART").

                                    RECITALS
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          WHEREAS, PETsMART beneficially owns as of the date of this agreement, an aggregate of [_______________________] shares of the common stock of PETsMART.com (the "Common Stock");

          WHEREAS, substantially concurrently with the execution of this Agreement, PETsMART and PETsMART.com have entered into a Web and Content Hosting Agreement, a Merchandising, Procurement, Distribution, and Fulfillment Agreement, and a Marketing Agreement, each dated as of December 31, 1999;

          WHEREAS, PETsMART.com and PETsMART desire to enter into this Agreement;

          NOW, THEREFORE, in consideration of the mutual promises hereinafter made, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

                                   AGREEMENT
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     1.   Standstill
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          1.1  Limitations.  For a period of 30 months from the date of this
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     Agreement, without the prior written consent of the Board of Directors of
     PETsMART.com, specifically expressed in a resolution adopted by a major-
     ity of the directors of PETsMART.com who are not affiliates of, and are neither officers nor directors of, PETsMART or any corporation or other entity controlling, controlled by or under common control with PETsMART (each a member of the "PETsMART Group"), PETsMART shall not, and shall not permit any member of the PETsMART Group to, in any manner, directly or indirectly:
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               (i)   acquire, or offer or agree to acquire, directly or
          indirectly, by purchase or otherwise, any capital stock of
          PETsMART.com ("Capital Stock"), or any securities convertible into or exchangeable for, or any other right to acquire, Capital Stock (collectively, "Convertible Securities") (except by way of stock dividends or other distributions made on a pro rata basis with respect to securities of PETsMART.com acquired by any member of the PETsMART Group prior to the date of this Agreement) if, immediately following such acquisition, the members of the PETsMART Group would beneficially own, in the aggregate, more than 49.9% (the "Threshold Percentage") of the then outstanding Common Stock (assuming the conversion, exchange and/or exercise of all Convertible Securities beneficially owned by members of the PETsMART Group but not of any Convertible Securities owned by any other person or entity); provided, that if PETsMART.com
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          repurchases or recapitalizes any of its shares and such repurchases or recapitalization result in the members of the PETsMART Group owning more than the Threshold Percentage at the effective time of such repurchase or recapitalization, no member of the PETsMART Group shall be obligated to divest itself of shares of Capital Stock to meet the Threshold Percentage, but no member of the PETsMART Group shall acquire any additional shares of Capital Stock unless such acquisition would otherwise be permitted under this Section 1;

               (ii) solicit proxies or consents or become a "participant" in a "solicitation" (as such terms are defined in Regulation 14A under the Securities Exchange Act of 1934, as amended) of proxies or consents with respect to securities of PETsMART.com with regard to any matter;

               (iii) seek to advise, encourage or influence any person with respect to the voting of any securities of PETsMART.com, or induce, attempt to induce or in any manner assist any other person in initiating any stockholder proposal or tender or exchange offer for securities of PETsMART.com or any change of control of PETsMART.com, or for the purpose of convening a stockholders' meeting of PETsMART.com; provided, that PETsMART may tender in any such tender or exchange offer;

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               (iv)  acquire or agree to acquire, by purchase or otherwise, more than 5% of any class of equity securities of any entity which, prior to the time the PETsMART Group acquires more than 5% of such class, is publicly disclosed (by filing with the Securities and Exchange Commission or otherwise), or is otherwise known to PETsMART, to be the beneficial owner of more than 5% of the outstanding Common Stock;

               (v) make any public announcement, regarding any possibility, intention, plan or arrangement, relating to a tender or exchange offer for securities of PETsMART.com or a business combination (or other similar transaction that would result in a change of control), sale of assets, liquidation or other extraordinary corporate transaction between any member of the PETsMART Group and PETsMART.com, or take any action that could reasonably be expected to require PETsMART.com to make a public announcement regarding any of the foregoing;

               (vi)  other than [    ] shares of Common Stock purchased
          pursuant to that Stock Subscription Agreement, dated February [_], 2000, between PETsMART.com and PETsMART, deposit any securities of PETsMART.com in a voting trust or subject any securities of PETsMART.com to any arrangement or agreement with respect to the voting of securities of PETsMART.com; or

               (vii) form, join or in any way participate in a partnership, limited partnership, syndicate or other group (or otherwise act in concert with any other person) other than other members of the PETsMART Group for the purpose of (A) acquiring, holding, or voting of securities of PETsMART.com or (B) taking any other actions restricted or prohibited under clauses (i) through (vi) of this Section 1, or announce an intention to do, or enter into any arrangement or understanding with others to do, any of the actions restricted or prohibited under clauses (i) through (vi) of this Section 1.

          1.2  Notice of Capital Stock Purchases.  For a period of  30 months
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     from the date of this Agreement, PETsMART shall notify PETsMART.com as to any acquisition by any member of the PETsMART Group of beneficial ownership of Capital Stock or Convertible Securities, within ten (10) busi-

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     ness days after such action in order for PETsMART.com to monitor compli-
     ance with the terms of this Agreement. All such purchases shall be made in compliance with applicable laws and regulations.

          1.3  Permitted Transaction. The restrictions contained in Section 1.1
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     of this Agreement shall immediately and automatically be suspended upon the occurrence and during the continuation of any of the following events: (a) the filing with the Securities and Exchange Commission ("SEC") of a
     Schedule 13D (or any successor filing) by any person, entity or group outside the PETsMART Group indicating that such person, entity or group has acquired more than 5% of the outstanding shares of Common Stock, which
     Schedule 13D expresses the filing party's intention to assume control of the Company, whether by tender offer, merger, proxy contest or otherwise;
     (b) the commencements of a tender offer by any person, entity or group outside the PETsMART Group to acquire 30% or more of the outstanding shares of Common Stock; or (c) the solicitation of proxies by any party other than PETsMART.com or a member of the PETsMART Group to which Rules 14a-3 to 14a-15 under the Securities Exchange Act of 1934, as amended (or any successor rules) applies that is intended to effect a change in the majority of members of the PETsMART.com Board of Directors.

          1.4  No Waiver Request.  No request or proposal to amend, modify or
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     waive any provision of this Section 1 (other than a request or proposal made or solicited by PETsMART.com) shall be made or solicited during the 30 months beginning on the date of this Agreement.

          1.5  No Limitation on Disposition.  Nothing in this Agreement shall be
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     construed in any manner to limit any member of the PETsMART Group's rights to sell or otherwise dispose of Capital Stock in any manner or to any person(s) or entity(ies).

     2.   Miscellaneous
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          2.1  Merger Clause.  This Agreement constitutes the complete agreement
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     between the parties hereto with respect to the subject matter hereof and shall continue in full force and effect until terminated by mutual agreement of the parties hereto or pursuant to the terms hereof. The section headings used herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

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          2.2     Choice of Law.  This Agreement shall be construed, performed
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     and enforced in accordance with, and governed by the internal laws of the
     State of Delaware, without giving effect to the principles of conflicts of law thereof, and each party consents to personal jurisdiction in such state and voluntarily submits to the jurisdiction of the courts of such state in any action or proceeding relating to this Agreement. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision hereof is held to be invalid, illegal or unenforceable under any applicable law or rule in any jurisdiction, such provision will be ineffective only to the extent of such invalidity, illegality, or unenforceability, without invalidating the remainder of this Agreement. This Agreement may not be modified or amended and no provision hereof may be waived, in whole or in part, except by a written agreement signed by the parties hereto. No waiver of any breach or default hereunder shall be considered valid unless in writing, and no such waiver shall be deemed a waiver of any subsequent breach or default.

          2.3    Remedy.  PETsMART acknowledges that PETsMART.com would not have
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     an adequate remedy at law for money damages in the event that this agreement is not performed in accordance with its terms and therefore PETsMART agrees that PETsMART.com shall be entitled to specific enforcement of the terms hereof, without being required to post any bond, in addition to any other remedy to which it may be entitled, at law or in equity.

          2.4  Notices.  All notices, consents, waivers, and other
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     communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by facsimile (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and facsimile numbers set forth below (or to such other addresses and facsimile numbers as a party may designate by notice to the other parties):

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          (i)  If to PETsMART.com:

               PETsMART.com, Inc.
               35 Hugus Alley, Suite 210
               Pasadena, CA 91103
               Facsimile No.: (626) 817-7101
               Attn:  Tom McGovern, Jr.

               With a copy to:

               Skadden, Arps, Slate, Meagher & Flom LLP
               300 South Grand Avenue, Ste. 3400
               Los Angeles, CA   90071
               Facsimile No.:  213-687-5600
               Attn:  Michael A. Woronoff

          (ii) If to PETsMART:

               PETsMART, Inc.
               19601 N. 27/th/ Avenue
               Phoenix, AZ 85027
               Facsimile No.:  (623) 580-6513
               Attn: Philip L. Francis

               With a copy to:

               PETsMART, Inc.
               19601 N. 27/th/ Avenue
               Phoenix, AZ 85027
               Facsimile No.:  (623) 580-6513
               Attn:  General Counsel

          2.5  Counterparts.  This Agreement may be executed in counterparts,
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     all of which shall be taken together as one and the same instrument.

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          IN WITNESS WHEREOF, the parties hereto have duly executed this
Agreement on the day and year first above written.


                              PETSMART.COM, INC.



                              By:
                                  -------------------------------
                                  Name:
                                  Title:



                              PETSMART, INC.



                              By:
                                  -------------------------------
                                  Name:
                                  Title:


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